Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of MAIA Biotechnology, Inc. on Form S-8 to be filed on or about August 1, 2022 of our report dated April 8, 2022, on our audits of the financial statements as of December 31, 2021 and 2020 and for each of the years then ended, which report was included in the 424(b)(4) prospectus relating to Form S-1, as amended (No. 333-264225) filed July 29, 2022.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

August 1, 2022